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                                                                      EX-99.B(i)

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                  June 30, 2003

Wells Fargo Funds Trust
525 Market Street
San Francisco, California 94105

          Re:  Shares of Beneficial Interest of
               Wells Fargo Funds Trust

Ladies/Gentlemen:

          We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest of the Trust (collectively, the "Shares").

          We have been requested by the Trust to furnish this opinion as Exhibit
(i) to the Registration Statement.

          We have examined documents relating to the organization of the Trust and the Cash Investment Money Market Fund and Government Money Market Fund (the "Funds") as series of the Trust, and the authorization and issuance of Shares of the Funds.

          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance and sale of the Shares of the Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Trust.

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June 30, 2003
Page 2

          We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

          In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Morrison & Foerster LLP

                                                     Morrison & Foerster LLP